UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 13, 2012

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6499	54-1746596
(State of or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Westpark Drive

McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

(703) 273-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name of former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Item 1.01.             Entry Into a Material Definitive Agreement.

In connection with the previously announced Agreement and Plan of Merger, dated as of August 21, 2012 (the “Merger Agreement”), by and among Sunrise Senior Living, Inc. (the “Company” or “Sunrise”), Brewer Holdco, Inc., Brewer Holdco Sub, Inc., Health Care REIT, Inc. (“Health Care REIT”) and Red Fox, Inc., providing for the acquisition of Sunrise by Health Care REIT for $14.50 in cash per share, Sunrise, at the request of Health Care REIT, entered into a Membership Interest Purchase Agreement, dated as of September 13, 2012 (the “Management Business Sale Agreement”), with Red Fox Management, LP (the “Buyer”), a new entity in which affiliates of Kohlberg Kravis Roberts & Co. L.P., affiliates of Beecken Petty O’Keefe & Company and Coastwood Senior Housing Partners LLC will invest, pursuant to which the parties agreed that, upon satisfaction of the terms and subject to the conditions set forth in the Management Business Sale Agreement, Sunrise would sell its management business and certain additional assets and liabilities to the Buyer.  Health Care REIT will also acquire a 20% interest in the Buyer. For a purchase price of $129.5 million in cash.

This transaction has been agreed within the framework of the Merger Agreement, which contemplated a sale or other disposition of Sunrise’s management business to take effect immediately prior to the consummation of the acquisition of Sunrise by Health Care REIT.  The consummation of the sale of Sunrise’s management business under the Management Business Sale Agreement does not constitute a condition to close the acquisition of Sunrise by Health Care REIT.  However, under the Merger Agreement, Health Care REIT has the right to delay the consummation of its acquisition of Sunrise until August 21, 2013 in order to complete a disposition (whether a sale or a spin-off) of Sunrise’s management business.  The management business being sold under the Management Business Sale Agreement will include existing Sunrise management contracts covering 282 communities, which includes the 125 communities to be acquired by Health Care REIT, leasehold interests in 15 communities and 12 development parcels.  In addition, a subsidiary of the Buyer will employ all employees of Sunrise Senior Living and operate under the “Sunrise” name and brand.

The Management Business Sale Agreement provides that it will automatically terminate upon the termination of the Merger Agreement and provides for certain other termination rights for both Sunrise and the Buyer.

The consummation of the management business sale is conditioned on the satisfaction or waiver of customary closing conditions, including (1) expiration or termination of applicable waiting periods for the management business sale under the Hart Scott Rodino Act; (2) receipt of certain state approvals; and (3) completion of certain internal reorganization transactions by Sunrise in all material respects.

The foregoing summary of the Management Business Sale Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Management Business Sale Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

The Management Business Sale Agreement and the above description of the Management Business Sale Agreement have been included to provide investors and security holders with information regarding the terms of the Management Business Sale Agreement, and are not intended to provide any other factual information about Sunrise, the Buyer or their respective subsidiaries or affiliates.  The representations and warranties contained in the Management Business Sale Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Management Business Sale Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other.  Investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Sunrise, the Buyer or any of their respective subsidiaries, affiliates or businesses.

Item 7.01.             Regulation FD Disclosure.

On September 14, 2012, Sunrise distributed certain materials to its employees, which are attached hereto and are incorporated herein by reference.

The information contained in, or incorporated into, Item 7.01, including Exhibits 99.1, 99.2, 99.3 and 99.4 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 8.01.             Other Events.

On August 31, 2012, two joint ventures between a subsidiary of Sunrise and subsidiaries of an institutional investor sold their ownership interests in a portfolio of five senior living facilities located in the United Kingdom to a subsidiary of Health Care REIT for a purchase price of GBP 154 million (approximately $243 million).   These five facilities are from Pools 4, 5 and 6 referenced in the supplemental financial information filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K, dated August 2, 2012.

Additional Information and Where to Find It

The Company intends to file a proxy statement with the U.S. Securities and Exchange Commission in connection with the merger with Health Care REIT.  Shareholders of the Company are urged to read the proxy statement when it becomes available, because it will contain important information.  Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company and the merger, when available, without charge, at the U.S. Securities and Exchange Commission’s Internet site (www.sec.gov).  In addition, copies of the proxy statement and other filings containing information about the Company and the proposed merger can be obtained, when available, without charge, by directing a request to Sunrise Senior Living, Inc., Attention:  Investor Relations, 7900 Westpark Drive, McLean, Virginia 22102, by phone at (703) 273-7500, or on the Company’s website at www.sunriseseniorliving.com.

The Company, Health Care REIT and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposed merger.  You can find information about the Company’s executive officers and directors in the Company’s definitive annual proxy statement filed with the SEC on March 23, 2012.  You can find information about Health Care REIT’s executive officers and directors in the proxy statement for Health Care REIT’s definitive annual proxy statement filed with the SEC on March 29, 2012.  You can obtain free copies of the Company’s annual proxy statement, and the Company’s proxy statement in connection with the merger (when it becomes available), by contacting the Company’s investor relations department.  Additional information regarding the interests of the Company’s directors and executive officers will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
2.1

Membership Interest Purchase Agreement, dated as of September 13, 2012, by and among Sunrise Senior Living, Inc., Brewer Holdco, Inc. and Red Fox Management, LP (the exhibits and schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Letter from Mark S. Ordan to Employees of Sunrise Senior Living, Inc., dated September 14, 2012.
99.2	Talking Points for Executive Directors and Directors of Community Relations of Sunrise Senior Living, Inc., dated September 14, 2012.
99.3	Letter from Mark S. Ordan and Laura McDuffie to Executive Directors and Directors of Community Relations of Sunrise Senior Living, Inc., dated September 14, 2012.
99.4	FAQ to Employees of Sunrise Senior Living, Inc., dated September 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: September 14, 2012	By:	/s/ Mark S. Ordan
	Name:	Mark S. Ordan

EXHIBIT INDEX

Exhibit No.	Description
2.1

Membership Interest Purchase Agreement, dated as of September 13, 2012, by and among Sunrise Senior Living, Inc., Brewer Holdco, Inc. and Red Fox Management, LP (the exhibits and schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Letter from Mark S. Ordan to Employees of Sunrise Senior Living, Inc., dated September 14, 2012.
99.2	Talking Points for Executive Directors and Directors of Community Relations of Sunrise Senior Living, Inc., dated September 14, 2012.
99.3	Letter from Mark S. Ordan and Laura McDuffie to Executive Directors and Directors of Community Relations of Sunrise Senior Living, Inc., dated September 14, 2012.
99.4	FAQ to Employees of Sunrise Senior Living, Inc., dated September 14, 2012.